                              NINTH AMENDMENT TO
                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT

  THIS AGREEMENT, entered into as of the 12th day of June, 1995, between JG INDUSTRIES, INC. ("JG"), an Illinois corporation, GOLDBLATT'S DEPARTMENT STORES, INC. ("Goldblatt's"), an Illinois Corporation (collectively, the "Employer") and WILLIAM HELLMAN (the "Employee").

  WHEREAS, Employee has been employed by Employer in an executive capacity pursuant to an Amended and Restated Employment Agreement dated as of the first day of June, 1983, as amended (the "Employment Agreement"), and

  WHEREAS, Employer and Employee desire to further amend the Employment Agreement in certain respects as hereinafter stated;

  ACCORDINGLY, the Employment Agreement be and hereby is amended in the following respect:

    1. New Termination Date. The Employment Period shall terminate on July 31, 1996.

    2. Adjustment of Annuity Contracts. Notwithstanding anything stated to the contrary in subparagraph (i) of paragraph 20, the annuity contracts shall in the aggregate as of August 1, 1996, yield a monthly annuity of $15,750.00 for a period of ten years.

    3. Severance Payment upon a Sale of Goldblatt's. In the event that during the Employment Period the business of Goldblatt's Department Stores, Inc., is sold or a sale pursuant to a definitive sale agreement entered into during the Employment Period is consummated within 180 days after the expiration of the Employment Period, Employer shall pay to Employee concurrently with the closing of such a sale a severance payment in an amount equal to one year's salary as set forth in paragraph 3(a) (to wit:
  $340,000).

    4. Termination of Employment Agreement. In the event the closing of a sale described in paragraph 3 hereof occurs within the Employment Period:

      (a) And JG has prior thereto sold its interest in Huffman Koos, Inc. ("H-K"), Employer shall pay to Employee, in cash, a lump sum equal to the balance remaining on his annual salary for the unexpired portion of the Employment Period concurrently with the closing; provided, however,

      (b) That in the event JG then continues to own an interest in H-K, the Employment Agreement shall continue in full force and effect and salary shall continue to be paid in installments as currently provided. If a sale of H-K is subsequently closed during the Employment Period, the balance of Employee's annual salary shall be paid in a lump sum concurrently with the closing.

    5. Effect of Amendment. All other paragraphs of the Employment Agreement, as heretofore amended, shall remain unchanged and shall continue in full force and effect.

  IN WITNESS WHEREOF, the Employee and the Employer have executed this Ninth Amendment to Amended and Restated Employment Agreement as of the date first written above.

                                          -------------------------------------
                                                     William Hellman

                                          JG Industries, Inc.


                                          By: _________________________________

                                          Its: ________________________________

                                          Goldblatt's Department Stores, Inc.


                                          By: _________________________________

                                          Its: ________________________________

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